ThompsonCreek

METALS  COMPANY  INC

April 21, 2011

VIA EMAIL

U.S. Energy Corp.
877 North 8111  West
Riverton, WY 82501
Attention:          Mark J. Larsen, President, mark@usnrg.com
Steve Youngbauer, General Counsel, youngbauer@usnrg.com

Dear Messrs. Larsen and Youngbauer:

Reference is made to that certain Exploration, Development and Mine Operating Agreement (the "Agreement") dated as of August 19, 2008, by and between U.S. Energy Corp. and Mt. Emmons Moly Company ("MEMCO").   All capitalized terms used herein and not otherwise defined shall have the meanings set forth in the Agreement.

In accordance with Section 6.3(b) of the Agreement, MEMCO hereby terminates the Agreement.  MEMCO hereby acknowledges its obligation to fulfill its obligations set forth in Section 6.4 of the Agreement.  MEMCO also acknowledges that, pursuant to Section 6.l(b) of the Agreement, USE is entitled to all Advance Payments and interest, if any, remaining in escrow.

USE hereby acknowledges and agrees that, other than the obligation to fulfill its obligations under Section 6.4 of the Agreement, MEMCO shall have no further obligations to USE under the Agreement.

Best regards,

/s/Kevin Loughrey

Kevin Loughrey
President and CEO
Mt. Emmons Moly Company

26  W. Dry  Creek  Circle, Suite  810  • Littleton CO 80120 USA
Tel:  (303)761-8801 • Fax:  (303)761-7420 • www.thompsoncreekmetals.com

U.S. Energy Corp.
April 21, 2011
Page Two

Agreed and acknowledged:

/s/Robert Scott Lorimer
Name:  Robert Scott Lorimer
Title:  CFO/V.P. Finance
Date:  4/21/11

With a copy to:
Davis Graham & Stubbs LLP
1550 Seventeenth   St., Suite 500
Denver, CO 80206
Attention:  Scot Anderson, Esq., scot.anderson@dgslaw.com